                     EXHIBIT 8

      CONSENT OF JEWETT, SCHWARTZ AND ASSOCIATES

JEWETT, SCHWARTZ, & ASSOCIATES

CERTFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors

Lakefield Ventures, Inc.

Dear Sirs:

 We consent to the use in this Registration Statement of Lakefield Ventures, Inc (the "Company") on Form 10SB-12G of our report relating to the Company's financial statements appearing in this  Registration Statement.

Jewett, Schwartz, & Associates

CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates

Hollywood, FL

June 30, 2004